Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                   Set forth below are certain subsidiaries of
                      E. I. du Pont de Nemours and Company

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                                                              Organized Under
Name                                                              Laws Of
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Agar Cross  S.A.                                              Argentina
Antec International Ltd.                                      United Kingdom
Camtex Fabrics Ltd.                                           United Kingdom
ChemFirst Inc.                                                Mississippi
China Holdings, LLC                                           Delaware
Christiana Insurance Limited                                  Bermuda
Destination Realty Inc.                                       Delaware
DPC (Luxembourg) SARL                                         Luxembourg
DPC S/A Brazil                                                Brazil
DPC South America                                             Brazil
DSRB Ltda.                                                    Brazil
DuPont - Kansai Automotive Coatings Company                   Delaware
DuPont (Australia) Ltd.                                       Australia
DuPont (Korea) Inc.                                           Korea
DuPont (New Zealand) Limited                                  New Zealand
DuPont (South America), Holdings LLC                          Delaware
DuPont (Thailand) Co. Ltd.                                    Thailand
DuPont (U.K.) Investments                                     United Kingdom
DuPont (U.K.) Ltd.                                            United Kingdom
DuPont Agricultural Caribe Industries, Ltd.                   Bermuda
DuPont Agricultural Chemicals Ltd., Shanghai                  China
DuPont Agro Hellas S.A.                                       Greece
DuPont Argentina S.A.                                         Argentina
DuPont Asia Pacific, Ltd.                                     Delaware
DuPont Beteiligungs GmbH                                      Austria
DuPont BVco BV                                                Netherlands
DuPont Canada Inc.                                            Canada
DuPont Capital Management Corporation                         Delaware
DuPont Chemical and Energy Operations, Inc.                   Delaware
DuPont China Holding Company Ltd.                             China
DuPont China Limited                                          Hong Kong
DuPont China Ltd.(US)                                         Delaware
DuPont Coatings SAS                                           France
DuPont Company (Singapore) Pte Ltd.                           Singapore
DuPont Conid S.p.A.                                           Delaware
DuPont Coordination Center N.V.                               Belgium
DuPont CZ s.r.o.                                              Czech Republic
DuPont DACI Beteiligungs GmbH                                 Austria
DuPont Danmark ApS                                            Denmark
DuPont de Colombia, S.A.                                      Colombia
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                                                              Organized Under
Name                                                              Laws Of
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DuPont de Nemours (Belgium) BVBA                              Belgium
DuPont de Nemours (Deutschland) GmbH                          Germany
DuPont de Nemours (Flandre) S.A.                              France
DuPont de Nemours (France) S.A.S.                             France
DuPont de Nemours (Luxembourg) SARL                           Luxembourg
DuPont de Nemours (Nederland) B.V.                            Netherlands
DuPont de Nemours Development S.A.                            Switzerland
DuPont de Nemours Groupe S.A.R.L.                             France
DuPont de Nemours International S.A.                          Switzerland
DuPont de Nemours International S.A. - S. Africa Branch       South Africa
DuPont de Nemours Italiana S.r.l.                             Italy
DuPont Deutschland Holding Gmbh & Co. KG                      Germany
DuPont Diagnostics, Inc.                                      Delaware
DuPont Displays, Inc.                                         California
DuPont do Brasil S.A.                                         Brazil
DuPont Eastern Europe BV                                      Netherlands
DuPont Elastomers Inc.                                        Delaware
DuPont Electronics Microcircuits Industries, Ltd.             Bermuda
DuPont Energy Company, LLC                                    Delaware
DuPont Engineering Products, S.A.R.L.                         Luxembourg
DuPont Environmental Remediation Services Inc.                Delaware
DuPont Far East (Philippines Branch)                          Philippines
DuPont Far Eastern Petrochemicals Ltd.                        China
DuPont Feedstocks Company                                     Delaware
DuPont Fibers (China) Ltd.                                    China
DuPont Fibers (Shanghai) Ltd.                                 China
DuPont Flandre Finance                                        France
DuPont Foreign Sales Corporation                              Virgin Islands
DuPont Global Operations, Inc.                                Delaware
DuPont Herberts Automotive Systems Service BVBA               Belgium
DuPont Holdco Spain I, SL                                     Spain
DuPont Holdco Spain II, SL                                    Spain
DuPont Holographics, Inc.                                     Utah
DuPont Iberica, S.L.                                          Spain
DuPont India Ltd.                                             Delaware
DuPont International (Luxembourg) SCA                         Luxembourg
DuPont International Trading, Inc.                            Delaware
DuPont Kabushiki Kaisha                                       Japan
DuPont KGA B.V.                                               Netherlands
DuPont Khimprom                                               Russia
DuPont Medical Products, Inc.                                 New York
DuPont Mexico S.A. de C.V.                                    Mexico
DuPont NLco BV                                                Netherlands
DuPont Operations (Luxembourg) SARL                           Luxembourg
DuPont Operations Inc.                                        Delaware
DuPont Operations Worldwide, Inc.                             Delaware
DuPont Orient Operations Ltd.                                 Delaware
DuPont Performance Coating France SAS                         France
DuPont Performance Coating Nederland BV                       Netherlands
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                                                              Organized Under
Name                                                              Laws Of
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DuPont Performance Coatings (Thailand) Ltd.                   Thailand
DuPont Performance Coatings (U.K.) Ltd.                       United Kingdom
DuPont Performance Coatings Austria GmbH                      Austria
DuPont Performance Coatings GmbH & Co KG                      Germany
DuPont Performance Coatings Iberica, S.L.                     Spain
DuPont Performance Coatings Polska Spolka z.o.o.              Poland
DuPont Performance Coatings Pty. Ltd.                         Australia
DuPont Performance Coatings Scandinavia AB                    Sweden
DuPont Performance Coatings, Inc.                             Delaware
DuPont Performance Coatings, Tintas e Vernizes,S.A.           Portugal
DuPont Pharma, Inc.                                           Delaware
DuPont Poland BV                                              Netherlands
DuPont Poland Sp z.o.o.                                       Poland
DuPont Polimeros Ltda.                                        Brazil
DuPont Polyester Europe Aps                                   Denmark
DuPont Polymer Powders SARL                                   Switzerland
DuPont Powder Coatings (Malaysia) Sdb.                        Malaysia
DuPont Powder Coatings Andina S.A.                            Colombia
DuPont Powder Coatings Belgium N.V.                           Netherlands
DuPont Powder Coatings France SAS                             France
DuPont Powder Coatings Iberica S.L.                           Spain
DuPont Powder Coatings Saudia Co. Ltd.                        Saudi Arabia
DuPont Powder Coatings Scandinavia AB                         Sweden
DuPont Powder Coatings U.K. Ltd.                              United Kingdom
DuPont Powder Coatings USA, Inc.                              Texas
DuPont Pulverlack Deutschland GmbH & Co. KG                   Germany
DuPont Qingdao Nylon Enterprise Ltd.                          China
DuPont Quimica de Venezuela C.A.                              Venezuela
DuPont S.A. de C.V.                                           Mexico
DuPont Scandinavia GmbH                                       Germany
DuPont Services B.V.                                          Netherlands
DuPont Singapore Fibres Pte Ltd.                              Singapore
DuPont Specialty Grains                                       Iowa
DuPont Taiwan Ltd.                                            Taiwan
DuPont Textiles & Interiors (South America) Holdings, LLC     Delaware
DuPont Textiles & Interiors Delaware, Inc.                    Delaware
DuPont Textiles & Interiors Holdings, Inc.                    Delaware
DuPont Trading (Shanghai) Co., Ltd.                           China
DuPont Treasury, Ltd.                                         United Kingdom
DuPont UK B.V.                                                Netherlands
DuPont Vespel Parts and Shapes, Inc.                          Pennsylvania
DuPont Wirex Ltd.                                             Taiwan
DuPont Yunmeng Protein Company Limited                        China
E.I. DuPont India Private Limited                             India
Electronic Materials DuPont Dongguan Ltd                      China
Griffin, LLC                                                  Georgia
Helmstedter Lack-und Chemische Fabrik GmbH & Co. KG           Germany
Herberts America Inc.                                         Texas
Herberts Mexico S.A. de C.V.                                  Mexico
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                                                              Organized Under
Name                                                              Laws Of
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Herberts Plascon Pty Ltd.                                     South Africa
Hickory Holdings, Inc.                                        Delaware
Holding DP, S.A. de C.V.                                      Mexico
Huajia Chemical Company                                       China
IDAC Belgium - EP Branch BVBA                                 Belgium
Initiatives de Mexico, S.A. de C.V.                           Mexico
International Dioxcide,Inc.                                   Rhode Island
INVISTA (Deutschland) GmbH                                    Germany
INVISTA (France) S.A.S.                                       France
INVISTA (Hong Kong) Ltd.                                      Hong Kong
INVISTA (International) S.A.                                  Switzerland
INVISTA (Nederland) B.V.                                      Netherlands
INVISTA (Singapore) Pte Ltd.                                  Singapore
INVISTA (U.K.) Interior Holdings Ltd.                         United Kingdom
INVISTA (U.K.) Limited                                        United Kingdom
INVISTA (U.K.) Superior Holdings Ltd.                         United Kingdom
INVISTA Apparel & Textile Traders Inc.                        Delaware
INVISTA B.V.                                                  Netherlands
INVISTA Fibras Brasil Ltda.                                   Brazil
INVISTA Inc.                                                  Delaware
INVISTA Korea Inc.                                            Korea
INVISTA Trading (Shanghai) Co., Ltd.                          China
The Invironmentalists                                         Georgia
Permatex GmbH                                                 Germany
Permatex Italia S.r.l.                                        Italy
Pioneer Hi-Bred International, Inc                            Iowa
Pitt-Consol Chemical Company                                  Delaware
Polar Vision                                                  California
PolyGlobal Associates, L.L.C.                                 Delaware
PT DuPont Agricultural Products Indonesia                     Indonesia
PT DuPont Powder Coatings Indonesia                           Indonesia
Qualicon,  Inc.                                               Delaware
Renner DuPont S.A.                                            Brazil
Sentinel Transportation, LLC                                  Delaware
Solae Holdings LLC                                            Delaware
Solae LLC                                                     Missouri
Spies Hecker, GmbH                                            Switzerland
Sporting Goods Properties Inc.                                Delaware
Teodur B.V.                                                   Netherlands
Uniax LLC                                                     Delaware
Verniplast S.A.                                               Switzerland
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Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.



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